UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2019, InnerWorkings, Inc. (the “Company”) awarded a one-time retention equity grant to Richard S. Stoddart, the Company’s President and Chief Executive Officer. The award, which had a total grant date value of $1,500,000, was divided equally between restricted stock units and stock appreciation rights, and will vest on June 13, 2022, subject to Mr. Stoddart’s continued employment with the Company through such vesting date. The grant was intended to incent Mr. Stoddart to remain as the Company’s CEO throughout the vesting period, and thereby ensure his continued leadership of the Company through the successful implementation of the Company’s multi-year restructuring and operational improvement plans, as well as reinforce the financial alignment between Mr. Stoddart and the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: June 17, 2019	By:	/s/ Oren B. Azar
	Name:	Oren B. Azar
	Title:	General Counsel